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EXHIBIT 10.5

        Discretionary Option Grant Program

UNITED ONLINE, INC.
2001 SUPPLEMENTAL STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT

        A.    The Board has adopted the Plan for the purpose of retaining the services of selected Employees and independent contractors who provide services to the Corporation (or any Parent or Subsidiary).

        B.    Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

        C.    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

        NOW, THEREFORE, it is hereby agreed as follows:

        1.    Grant of Option.    The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

        2.    Option Term.    This option shall expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

        3.    Limited Transferability.

          (a)   Except as otherwise provided in this Paragraph 3, this option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

          (b)   With the Plan Administrator's consent, this option may be assigned in whole or in part during Optionee's lifetime to one or more members of Optionee's family or to a trust established for the exclusive benefit of one or more such family members, to the extent such assignment is in connection with the Optionee's estate plan. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

          (c)   Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee's death.

        4.    Dates of Exercise.    This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the close of business on the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

        5.    Cessation of Service.    The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

          (a)   Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability, Misconduct or Involuntary Termination following a Corporate Transaction or Change in

  Control) while this option is outstanding, then this option shall terminate upon the earlier of (i) the expiration of the three (3) month period measured from the date of such cessation of Service or (ii) the close of business on the Expiration Date.

          (b)   Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or the laws of inheritance shall have the right to exercise this option. However, if Optionee has designated one or more beneficiaries of this option, then those persons shall have the exclusive right to exercise this option following Optionee's death. Any such right to exercise this option shall lapse, and this option shall terminate, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (ii) the close of business on the Expiration Date.

          (c)   Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then this option shall terminate upon the earlier of (i) the expiration of the twelve (12) month period measured from the date of such cessation of Service or (ii) the close of business on the Expiration Date.

          (d)   Should Optionee's Service terminate by reason of an Involuntary Termination within twelve (12) months following a Corporate Transaction or Change in Control while this option is outstanding, then this option shall terminate upon the earlier of (i) the expiration of the twelve (12) month period measured from the date of the Optionee's Involuntary Termination or (ii) the close of business on the Expiration Date.

          (e)   During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares for which this option is not otherwise at that time exercisable.

          (f)    Should Optionee's Service be terminated for Misconduct or should Optionee otherwise engage in any Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

        6.    Special Acceleration of Option.

          (a)   This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock. No such acceleration of this option shall occur, however, if and to the extent: (i) this option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on the Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same option exercise/vesting schedule set forth in the Grant Notice.

          (b)   Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

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          (c)   If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, with the Plan Administrator's consent prior to the consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

          (d)   This option shall continue, over Optionee's period of Service following a Corporate Transaction in which this option is assumed, to become exercisable for the Option Shares in one or more installments in accordance with the provisions of this Agreement and the Grant Notice. However, immediately upon an Involuntary Termination of Optionee's Service within twelve (12) months following the effective date of that Corporate Transaction, this option, to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate as to a part of the Option Shares so that the total number of Option Shares for which this option shall be exercisable, after taking such acceleration into account, shall be equal to the greater of (i) the number of Option Shares which Optionee could have, in accordance with the normal Exercise Schedule (after taking into account any prior exercises), exercised this option at the time of such Involuntary Termination had Optionee completed twice the amount of Service actually completed by him or her at the time of such Involuntary Termination (but in no event shall the number of Option Shares for which this option becomes exercisable on such an accelerated basis exceed the number of Option Shares for which this option would not have otherwise been exercisable at the time of such Involuntary Termination in accordance with the normal Exercise Schedule) or (ii) the number of Option Shares for which the Option would have become exercisable under the normal Exercise Schedule had the Optionee actually completed twelve (12) months of Service prior to his or her Involuntary Termination.

          (e)   This option shall not accelerate upon the occurrence of a Change in Control, and this option shall accordingly, over Optionee's period of Service following such Change in Control, continue to become exercisable for the Option Shares in one or more installments in accordance with the provisions of this Agreement and the Grant Notice. However, immediately upon an Involuntary Termination of Optionee's Service within twelve (12) months following that Change in Control, this option, to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate as to a part of the Option Shares so that the total number of Option Shares for which this option shall be exercisable, after taking such acceleration into account, shall be equal to the greater of (i) the number of Option Shares which Optionee could have, in accordance with the normal Exercise Schedule (after taking into account any prior exercises), exercised this option at the time of such Involuntary Termination had Optionee completed twice the amount of Service actually completed by him or her at the time of such Involuntary Termination (but in no event shall the number of Option Shares for which this option becomes exercisable on such an accelerated basis exceed the number of Option Shares for which this option would not have otherwise been exercisable at the time of such Involuntary Termination in accordance with the normal Exercise Schedule) or (ii) the number of Option Shares for which the Option would have become exercisable under the normal Exercise Schedule had the Optionee actually completed twelve (12) months of Service prior to his or her Involuntary Termination.

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          (f)    This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        7.    Adjustment in Option Shares.    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (a) the total number and/or class of securities subject to this option and (b) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

        8.    Stockholder Rights.    The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

        9.    Manner of Exercising Option.

          (a)   In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

              (i)  Execute and deliver to the Corporation a Notice of Exercise (attached hereto as Exhibit I) for the Option Shares for which the option is exercised.

             (ii)  Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

              (A)  cash or check made payable to the Corporation;

              (B)  a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 13;

              (C)  shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

              (D)  if the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (1) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (2) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

            Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

            (iii)  Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

            (iv)  Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

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          (b)   As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

          (c)   In no event may this option be exercised for any fractional shares.

        10.    Compliance with Laws and Regulations.

          (a)   The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any applicable Stock Exchange or the Nasdaq Stock Market on which the Common Stock may be listed for trading at the time of such exercise and issuance.

          (b)   The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.

        11.    Successors and Assigns.    Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns, the legal representatives, heirs and legatees of Optionee's estate and any beneficiaries of this option designated by Optionee.

        12.    Notices.    Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Corporation's records. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

        13.    Financing.    The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

        14.    Construction.    This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

        15.    Governing Law.    The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

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EXHIBIT I
NOTICE OF EXERCISE

FOR EXERCISES EXECUTED THROUGH THE CORPORATION'S STOCK PLAN
ADMINISTRATOR, PLEASE SEE INSTRUCTIONS AND FORMS
POSTED ON SUCH ADMINISTRATOR'S WEBSITE

        I hereby notify United Online, Inc. (the "Corporation") that I elect to purchase                  shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $                  per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the United Online, Inc. 2001 Supplemental Stock Incentive Plan on                        ,          .

        Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

,
Date

Optionee
Address:

Print name in exact manner it is to appear on the stock certificate:
Address to which certificate is to be sent, if different from address above:

Social Security Number:

APPENDIX

        The following definitions shall be in effect under the Agreement:

        A.    Agreement    shall mean this Stock Option Agreement.

        B.    Board    shall mean the Corporation's Board of Directors.

        C.    Change in Control    shall mean the event of a change in ownership or control of the Corporation effected through either of the following transactions:

            (i)  the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

           (ii)  a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time the Board approved such election or nomination.

        D.    Code    shall mean the Internal Revenue Code of 1986, as amended.

        E.    Common Stock    shall mean shares of the Corporation's common stock.

        F.    Corporate Transaction    shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

            (i)  a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction, or

           (ii)  any stockholder-approved transfer or other disposition of all or substantially all of the Corporation's assets.

        G.    Corporation    shall mean United Online, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of United Online, Inc. which has assumed the Plan.

        H.    Employee    shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        I.    Exercise Date    shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

        J.    Exercise Price    shall mean the exercise price per Option Share as specified in the Grant Notice.

        K.    Exercise Schedule    shall mean the installment schedule specified in the Grant Notice pursuant to which the option is to become exercisable for the Option Shares in a series of installments over Optionee's period of Service.

        L.    Expiration Date    shall mean the date on which the option expires as specified in the Grant Notice.

        M.    Fair Market Value    per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (i)  If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists, or

           (ii)  If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        N.    Grant Date    shall mean the date of grant of the option as specified in the Grant Notice.

        O.    Grant Notice    shall mean the Notice of Grant of Stock Option or the Certificate of Stock Option Grant accompanying the Agreement or posted on a website maintained by the Corporation's stock plan administrator containing the terms authorized by the Corporation, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

        P.    Involuntary Termination    shall mean the termination of Optionee's Service by reason of:

            (i)  Optionee's involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

           (ii)  Optionee's voluntary resignation following (A) a material reduction in the scope of his or her day-to-day responsibilities at the Corporation (or any Parent or Subsidiary), it being understood that a change in Optionee's title shall not, in and of itself, be deemed a material reduction, (B) a reduction in Optionee's base salary or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without Optionee's consent.

        Q.    Misconduct    shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

        R.    Non-Statutory Option    shall mean an option not intended to satisfy the requirements of Code Section 422.

        S.    Notice of Exercise    shall mean the notice of exercise in the form attached hereto as Exhibit I.

        T.    Option Shares    shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

        U.    Optionee    shall mean the person to whom the option is granted as specified in the Grant Notice.

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        V.    Parent    shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        W.    Permanent Disability    shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

        X.    Plan    shall mean the United Online, Inc. 2001 Supplemental Stock Incentive Plan.

        Y.    Plan Administrator    shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

        Z.    Service    shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent contractor.

        AA.    Stock Exchange    shall mean the American Stock Exchange or the New York Stock Exchange.

        BB.    Subsidiary    shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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UNITED ONLINE, INC. 2001 SUPPLEMENTAL STOCK INCENTIVE PLAN STOCK OPTION AGREEMENT
EXHIBIT I NOTICE OF EXERCISE
APPENDIX